UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2010

NEXTWAVE WIRELESS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51958	20-5361360
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

10350 Science Center Drive, Suite 210 San Diego, California 92121
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (858) 731-5300

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a)  The annual meeting of stockholders of NextWave Wireless Inc. (the “Company”) was held on June 3, 2010.

(b)  At the annual meeting, James C. Brailean, Ph.D. and William H. Webster were elected as Class I Directors for a three-year term expiring at the Company’s annual meeting of stockholders in 2013.

The matters voted upon at the annual meeting and the final voting results with respect to such matters are as follows:

Proposals

	For	Against	Abstain	Broker Non-Votes
Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010	132,676,059	490,262	204,021	n/a
Amendment of the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of its outstanding common stock at a ratio of one for seven (1:7)	131,235,663	2,095,897	38,782	0

Election of Directors

Director	Votes Received	Votes Withheld	Broker Non-Votes
James C. Brailean, Ph.D.	86,428,601	2,949,014	43,992,727
William H. Webster	85,286,097	4,091,518	43,992,727

Item 8.01.                      OTHER EVENTS

The Company currently anticipates that it will complete the one for seven reverse stock split approved at the 2010 annual meeting of stockholders on June 21, 2010.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, NextWave Wireless Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 7, 2010
NEXTWAVE WIRELESS INC.

By:	/s/ Frank A. Cassou
Frank A. Cassou Executive Vice President and Chief Legal Counsel